Exhibit 10.18

English Translation

Supplementary Agreement to Technology Services Agreement

This Supplementary Agreement to Technology Services Agreement (“this Agreement”) is hereby enter into between the following parties on 30 December 2011 in Guangzhou, Guangdong Province, the People’s Republic of China:

Party A:	Guangzhou Yitongtianxia Software Development Co., Ltd.
Address: No. 1- 6, Room 1501, No. 233, Tian Fu Road, Tianhe District,
Guangzhou
Legal representative: Wang Yongchao

Party B:	Guangzhou Yingzheng Information Technology Co., Ltd.
Address: Floor 15, Hua Jian Tower, No. 233, Tian Fu Road, Tianhe District,
Guangzhou
Legal representative: Wang Yongchao

Party A and Party B are hereinafter collectively referred to as “Parties” and each individually as “Party”.

Whereas:

(a)          Party A and Party B entered into the Exclusive Management Technology Services and Market Promotion Services Agreement on 28 October 2009, the Technology Services Agreement on 6 August 2010, and the Supplementary Agreement on 6 January 2011. In accordance with such agreements, Party A provides technological services for Party B and Party B pays technological service fees to Party A.

(b)         In accordance with the preceding cooperation between the Parties and the implementation of the aforementioned agreements, the Parties intend to, in connection with the relevant matters on technological services, make supplements to the Technology Services Agreement and the technological service arrangements contemplated thereunder.

Now, therefore, through friendly and sufficient consultation and based on the principle of mutual benefits, common development, equality and free will, the Parties hereby reach the following agreement:

I.                 Both Parties agree to amend the Technology Services Agreement entered into on 6 August 2010 as follows:

1. Clause 2.1 and Clause 2.2 be deleted in their entirety, and Clause 2 (Term) be replaced with the following terms:

“Clause 2                                             TERM

Clause 2.1                                          Both Parties agree that the term of this Agreement shall be three years, starting from 6 August 2010 and ending on 5 August 2013.

Clause 2.2                                          Upon expiry of this Agreement, this Agreement shall be automatically extended for three years or for another term otherwise determined in writing by Party A unless Party A decides not to extend the term of this Agreement.”

2. Clause 10.1 be replaced in its entirety with the following terms:

“Clause 10.1                                                This Agreement shall become effective as of the date when it is duly signed and sealed by the authorized representatives of both Parties. This Agreement shall remain effective until termination in accordance with the provisions of Clause 2 unless early termination by Party A at its own discretion.”

3.  Clause 10.6 be replaced in its entirety with the following terms:

“Clause 10.6                                                Upon expiry of the term of this Agreement or early termination by Party A, either party shall complete the handover of business materials and financial materials (including but not limited to capital settlement, transaction invoice, etc.) with the staff of counterparty within three months from the date of termination or release of this Agreement. During the course of such handover between the Parties, the normal operation of system and services must be ensured.”

II.             Save and except those terms expressly amended under this Agreement, all the terms of the Technology Services Agreement entered into on 6 August 2010, and all the terms of the Exclusive Management Technology Services and Market Promotion Services Agreement entered into on 28 October 2009 and the Supplementary Agreement entered into on 6 January 2011 shall remain unchanged and effective.

III.         This Agreement shall be governed by and construed in accordance with the PRC laws.

IV.         Any dispute arising out of or in connection with this Agreement shall be resolved in accordance with the provisions under Clause 9 (Dispute Resolution) of the Technology Services Agreement entered into on 6 August 2010.

V.             This Agreement shall become effective as of the date when it is duly signed and sealed by the authorized representatives of both Parties.

VI.         This Agreement shall be made and executed in duplicate, one for each party hereto and both being of equal authenticity.

(No Text Below. The Following Page is Signature Page to this Agreement.)

(This page has no text and is the signature page to the Supplementary Agreement to Technology Services Agreement.)

Guangzhou E-topworld Software Development Co., Ltd.

By:	/s/ Wang Yongchao	[affixed with company seal]
Name:Wang Yongchao
Position: Legal Representative

Guangzhou Yingzheng Information Technology Co., Ltd.

By:	/s/ Wang Yongchao	[affixed company seal]
Name: Wang Yongchao
Position: Legal Representative